United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
September 18, 2006
Fidelity National Information Services, Inc.
(Exact name of Registrant as Specified in its Charter)
1-16427
(Commission File Number)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	58-2606325 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Overview of Transaction
     On June 25, 2006, Fidelity National Financial, Inc., a Delaware corporation (“FNF”), entered into a Securities Exchange and Distribution Agreement (the “SEDA”) with its majority-owned subsidiary, Fidelity National Title Group, Inc., a Delaware corporation (“FNT”), and an Agreement and Plan of Merger (the “Merger Agreement”) with its majority-owned subsidiary, Fidelity National Information Services, Inc., a Georgia corporation (“FIS”). On September 18, 2006, FNF entered into (i) an Amended and Restated Securities Exchange and Distribution Agreement (the “Amended SEDA”) with FNT and (ii) an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”) with FIS. The Amended Merger Agreement modifies the number of shares of FIS common stock to be received by FNF stockholders in exchange for each share of FNF common stock that they hold. Under the Amended Merger Agreement, FNF will merge with and into FIS (the “FIS Merger”) approximately two weeks after the Spin-off (as defined below). Following the consummation of the FIS Merger, FNF’s separate corporate existence will cease and FIS will continue as the surviving corporation. Under the Amended SEDA, FNF will contribute substantially all of FNF’s assets and liabilities (other than its interests in FIS and in a small subsidiary, FNF Capital Leasing, Inc. (“FNF Leasing”)) to FNT in exchange for shares of FNT’s Class A common stock (the “Asset Contribution”). Immediately following the Asset Contribution, FNF will convert all of its shares of FNT Class B common stock into shares of FNT Class A common stock and then distribute all of the shares of FNT Class A common stock that it owns, including the converted shares and the shares received from FNT pursuant to the Amended SEDA, to the FNF stockholders as a dividend (the “Spin-off”). After the Asset Contribution and the Spin-off, FNF’s only assets will be its approximately 51% ownership interest in FIS and its ownership interest in FNF Leasing. Shortly after the Spin-off, but prior to the FIS Merger, FNF Leasing will merge with and into a subsidiary of FIS (the “Leasing Merger”) in exchange for the issuance to FNF of shares of FIS common stock (307,377 shares if FNF Leasing still owns 75% of its subsidiary at the time of the FIS Merger, 409,836 shares if it owns 100%).
The Amended Merger Agreement
Under the Amended Merger Agreement, the FIS Merger is expected to be consummated approximately two weeks after the Spin-off. Upon the consummation of the FIS Merger, FNF’s separate corporate existence will cease and FIS will continue as the surviving corporation. The Amended Merger Agreement modifies the number of shares of FIS common stock to be received by FNF stockholders in exchange for each share of FNF common stock that they hold. At the effective time and as a result of the FIS Merger, each share of FNF common stock issued and outstanding immediately prior to the effective time of the FIS Merger will be converted into the right to receive that number of shares of FIS common stock (the “Merger Consideration”) equal to 96,521,877, divided by the aggregate number of shares of FNF common stock issued and outstanding immediately prior to the effective time of the FIS Merger (the “Conversion Number”). Alternatively, FNF stockholders may have the right to receive that number of shares of FIS common stock in exchange for each share of FNF common stock that they hold, equal to 96,624,336 divided by the aggregate number of FNF shares outstanding immediately prior to the effective time of the FIS Merger. The aggregate number of shares of FIS common stock that current FNF stockholders will receive in connection with the FIS Merger depends on the number of shares of FIS common stock issued to FNF in connection with the Leasing Merger. FNF Leasing currently owns 75% of FNF Capital LLC. If FNF Leasing’s ownership of FNF Capital LLC increases to 100%, FNF stockholders will have the right to receive an aggregate of 96,624,336 shares of FIS common stock. There is no premium or discount associated with the Conversion Number.
FIS Stock Buy-Backs. In addition to the number of shares of FIS common stock which FIS may be required to repurchase if the Merger Consideration would not constitute more than 50% of the shares of FIS common stock outstanding immediately after the FIS Merger, FIS will purchase all shares of its common stock held by FNT and its subsidiaries as of the business day prior to the Spin-off, for a cash purchase price equal to the closing price on the preceding trading day.

Employment/Compensation Matters.
     Annual Incentive Plan. FIS has adopted an annual incentive plan designed to enhance its ability to attract and retain highly qualified executives and to provide such executives with additional financial incentives to promote the success of FIS and its subsidiaries. The incentive plan is subject to shareholder approval at the 2006 Annual Meeting of FIS’ shareholders. Shareholder approval of the incentive plan will allow incentive awards paid under the plan to qualify as deductible performance-based compensation for tax purposes. If the incentive plan is approved by FIS’ shareholders, the plan will be effective as of October 23, 2006 and will remain in effect until such time as it is terminated by FIS’ board of directors. The incentive plan will be administered by FIS’ compensation committee. Eligibility under the incentive plan is limited to FIS’ chief executive officer and each other executive officer that the compensation committee determines, in its discretion, is or may be a “covered employee” of FNT within the meaning of Section 162(m) of the Internal Revenue Code and who is selected by the compensation committee to participate in the incentive plan. The maximum incentive award that may be paid to a participant under the incentive plan in any fiscal year is $25 million, and payment of incentive awards under the incentive plan will be made in cash. FIS’ board of directors may at any time and from time to time alter, amend, suspend or terminate the incentive plan, in whole or in part. However, no amendment that requires shareholder approval in order to maintain the qualification of awards as performance-based compensation will be made, and no awards will be made under the incentive plan, in each case without shareholder approval. FNF and FIS have agreed that FIS’ adoption of an annual incentive plan prior to the effective time of the FIS Merger will not be a violation of FIS’ representations or FIS’ covenant relating to the conduct of its business prior to the effective time of the FIS Merger.
     Transaction Bonuses. FNF and FIS further agreed that FNF’s payment of (or authorization or commitment to pay) any transaction related bonuses which may be paid to certain executive officers of FNF will not be a violation of FNF’s representations.
Closing Conditions. In addition to customary conditions as provided in the original Merger Agreement, consummation of the FIS Merger is further subject to the occurrence of the Leasing Merger in accordance with the Leasing Merger Agreement.
Termination. In addition to the termination rights contained in the original Merger Agreement, either party has the right to terminate the Amended Merger Agreement prior to the consummation of the FIS Merger if (i) the Leasing Merger Agreement has been terminated and (ii) the FIS Merger has not been consummated on or before the date that is 30 days after the SEDA Closing.
Item 3.02 Unregistered Sales of Equity Securities
The first paragraph under Item 1.01 of this report is hereby incorporated by reference in response to this Item 3.02.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit	Description
10.1	Amended and Restated Agreement and Plan of Merger (incorporated by reference to Exhibit 2.1 to Registrant’s Amendment No. 1 to Form S-4 filed on September 19, 2006)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date: September 22, 2006	By:	/s/ Jeffrey S. Carbiener
		Name:	Jeffrey S. Carbiener
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Amended and Restated Agreement and Plan of Merger (incorporated by reference to Exhibit 2.1 to Registrant’s Amendment No. 1 to Form S-4 filed on September 19, 2006)